UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2020

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Torrington Drive Ball Ground, Georgia	30107
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01	GTLS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 24, 2020, Chart Industries, Inc. (“Chart”) entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which it shall divest its cryobiological products business (the “CryoBio Business”) to Cryoport, Inc. (the “Buyer”) for a purchase price of $320,000,000, subject to customary adjustments (the “Divestiture”). The Divestiture shall be structured as the sale of a combination of equity interests and assets primarily related to the CryoBio Business (and the transfer of certain liabilities in connection therewith) by a variety of Chart’s subsidiaries (collectively, the “Sellers”).

The Purchase Agreement provides for customary representations, warranties and covenants, including, among others, that each of the parties to the Purchase Agreement will use its reasonable best efforts to complete the Divestiture, that Chart and the Sellers will conduct the CryoBio Business in the ordinary course consistent with past practice during the period between the execution of the Purchase Agreement and the consummation of the Divestiture, and that Chart and the Sellers will not permit the CryoBio Business to engage in certain kinds of transactions during such period.

The Purchase Agreement also contains customary termination provisions, including a provision that the Purchase Agreement may be terminated by either Chart, on the one hand, or the Buyer, on the other hand, if the Divestiture has not been completed by December 31, 2020 (subject to automatic extension in certain circumstances); provided, however, that such right to terminate the Purchase Agreement is not available to any party whose breach of any provision of the Purchase Agreement results in the failure of the Divestiture to be completed.

The Divestiture is expected to be completed by year end 2020, subject to the satisfaction of certain customary closing conditions and regulatory requirements.

Prior to the execution of the Purchase Agreement, there has been no material relationship between Chart or its affiliates (including the Sellers) and the Buyer, except that the Buyer was, and continues to be, a customer of the CryoBio Business.

The foregoing summary of the Purchase Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The Purchase Agreement contains representations and warranties that each party thereto made to and solely for the benefit of each other party as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the Purchase Agreement or contained in schedules or other supplemental materials thereto. Such schedules and supplemental materials may contain information that modifies, qualifies or creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, some of those representations and warranties (i) may be subject to a contractual standard of materiality different from that generally applicable to shareholders or (ii)

may have been used for the purpose of allocating risk between the parties to the Purchase Agreement rather than establishing matters as fact. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.

Item 7.01	Regulation FD Disclosure.

On August 25, 2020, Chart issued a press release announcing the signing of the Purchase Agreement. A copy of Chart’s press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

On August 25, 2020, Chart posted a slide presentation on its investor relations website regarding the Divestiture. Chart’s presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

All information in the press release and slide presentation is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Chart specifically incorporated it by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

2.1*	Purchase Agreement by and between Chart Industries, Inc. and Cryoport, Inc., dated as of August 24, 2020.

99.1	Press release issued by Chart, dated August 25, 2020, announcing its entry into a definitive agreement to divest its CryoBio Business.

99.2	Investor Presentation posted by Chart, dated August 25, 2020, regarding its entry into a definitive agreement to divest its CryoBio Business.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and Chart agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules or exhibits upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

Date: August 25, 2020
	By:	/s/ Jillian C. Evanko
	Name:	Jillian C. Evanko
	Title:	President and Chief Executive Officer